UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 MARCH 31, 2000


                           PHILLIPS PETROLEUM COMPANY
             (Exact name of registrant as specified in its charter)



             Delaware                1-720                   73-0400345
          (State or other          (Commission             (IRS Employer
          jurisdiction of          File Number)          Identification No.)
          incorporation)



               Phillips Building, Bartlesville, Oklahoma      74004
               (Address of principal executive offices)     (Zip Code)



               Registrant's telephone number, including area code:
                                  918-661-6600

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On March 31, 2000, Phillips Petroleum Company, a Delaware corporation (Phillips), Duke Energy Corporation, a North Carolina corporation (Duke Energy) and Duke Energy Field Services, LLC, a Delaware limited liability company (Field Services), consummated the combination of Duke Energy's gas gathering and processing business with Phillips' gas gathering, processing and marketing segment in Field Services. Phillips owns 30.3 percent of Field Services and Duke Energy owns 69.7 percent.

In connection with the combination, Field Services borrowed approximately $2.75 billion of short-term debt. The proceeds of the debt were used to make one-time cash distributions of approximately $1.2 billion to both Phillips and Duke Energy and to pay $325 million and $20 million to Duke Energy and to Phillips, respectively, as reimbursement for the acquisition of additional assets since the Contribution Agreement by and among Phillips, Duke Energy and Field Services was signed on December 16, 1999.

The Amended and Restated Limited Liability Company Agreement of Field Services, dated as of March 31, 2000, by and between Phillips Gas Company and Duke Energy Field Services Corporation, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Concurrently with the consummation of the combination transaction, Phillips, Duke Energy, Field Services and Duke Energy Field Services Corporation entered into a Parent Company Agreement, dated as of March 31, 2000, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The press release issued by Phillips in connection with the consummation of the combination is attached hereto as Exhibit 99.3 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information.

      Basis of Presentation

      The following unaudited pro forma financial statements have been prepared from the historical financial statements of Phillips, adjusted to reflect the contribution to, and participation in, Field Services. For presentation purposes, the transaction has been reflected in two parts--Phillips' disposition of its gas gathering, processing and




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


      marketing segment and simultaneous acquisition of a 30.3 percent equity interest in the new company.

      The unaudited pro forma income statement was prepared assuming the combination occurred January 1, 1999, while the unaudited pro forma balance sheet was prepared as if the combination occurred December 31, 1999.

      This pro forma financial information is not intended to reflect results from operations or the financial position which would have actually resulted had the acquisition been effected on the dates indicated. Moreover, this pro forma information is not intended to be indicative of results of operations or financial position which may be obtained in the future.

      This pro forma financial information should be read in conjunction with the historical financial statements included in Phillips' Annual Report on Form 10-K for the year ended December 31, 1999. The pro forma adjustments use estimates and assumptions based on currently available information. Management believes that the estimates and assumptions are reasonable, and that the significant effects of the transactions are properly reflected. However, actual results may differ from the estimates and assumptions used.

      This pro forma financial information does not include anticipated synergies from operating efficiencies which should result from the formation of the new company, nor does it include any anticipated benefit from Phillips' receipt of $1.22 billion in cash upon the closing of the transaction. Management estimates that if debt bearing an estimated interest rate of 7 percent had been paid off on January 1, 1999, using the $1.22 billion cash receipt, it would have increased 1999 pro forma net income by approximately $64 million.









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


---------------------------------------------------------------------------
UNAUDITED PRO FORMA CONSOLIDATED                 PHILLIPS PETROLEUM COMPANY
STATEMENT OF INCOME

                                        Millions of Dollars
                        ---------------------------------------------------
                                                    Unaudited
                                    ---------------------------------------
                                     Pro Forma Adjustments
                                      Increase/(Decrease)
                                    ------------------------
Year Ended                                                               As
December 31, 1999       Historical  Disposition  Acquisition       Adjusted
                        ----------  -----------  -----------       --------
                                             (a)
REVENUES
Sales and other
  operating revenues       $13,571         (756)           -         12,815
Equity in earnings of
  affiliated companies         101           (1)          67 (b)        167
Other revenues                 180           (1)           -            179
---------------------------------------------------------------------------
    Total Revenues          13,852         (758)          67         13,161
---------------------------------------------------------------------------

COSTS AND EXPENSES
Purchased crude oil and
  products                   8,182         (350)           -          7,832
Production and operating
  expenses                   2,028         (142)           -          1,886
Exploration expenses           225            -            -            225
Selling, general and
  administrative expenses      665            -            -            665
Depreciation, depletion
  and amortization             902          (80)           -            822
Property impairments            69            -            -             69
Taxes other than income
  taxes                        231          (18)           -            213
Interest expense               279            -            -            279
Foreign currency
  transaction losses            33            -            -             33
Preferred dividend
  requirements of
  subsidiary and capital
  trusts                        53            -            -             53
---------------------------------------------------------------------------
    Total Costs and
      Expenses              12,667         (590)           -         12,077
---------------------------------------------------------------------------
Income before income
  taxes                      1,185         (168)          67          1,084
Provision for income
  taxes                        576          (64)          25 (b)        537
---------------------------------------------------------------------------
NET INCOME                 $   609         (104)          42 (c)        547
===========================================================================

NET INCOME PER SHARE OF
  COMMON STOCK
    Basic                  $  2.41         (.41)         .16           2.16
    Diluted                   2.39         (.40)         .16           2.15
---------------------------------------------------------------------------

AVERAGE COMMON SHARES
  OUTSTANDING
    (in thousands)
      Basic                252,827      252,827      252,827        252,827
      Diluted              254,433      254,433      254,433        254,433
---------------------------------------------------------------------------
See Notes to Unaudited Pro Forma Financial Statements.




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


---------------------------------------------------------------------------
UNAUDITED PRO FORMA CONSOLIDATED                 PHILLIPS PETROLEUM COMPANY
CONDENSED BALANCE SHEET

                                        Millions of Dollars
                        ---------------------------------------------------
                                                    Unaudited
                                    ---------------------------------------
                                     Pro Forma Adjustments
                                      Increase/(Decrease)
                                    ------------------------
                                                                         As
At December 31, 1999    Historical  Disposition  Acquisition       Adjusted
                        ----------  -----------  -----------       --------
                                            (a)
ASSETS
Cash and cash
  equivalents              $   138          (85)       1,220 (d)      1,273
Accounts and notes
  receivable                 1,808          (98)           -          1,710
Inventories                    515            -            -            515
Deferred income taxes
  and other current
  assets                       312           (3)           -            309
---------------------------------------------------------------------------
    Total Current Assets     2,773         (186)       1,220          3,807
Investments and
  long-term receivables      1,103          719         (723)(e)      1,099
Properties, plants and
  equipment (net)           11,086       (1,040)           -         10,046
Deferred income taxes
  and other charges            239          (56)           -            183
---------------------------------------------------------------------------
Total                      $15,201         (563)         497         15,135
===========================================================================

LIABILITIES
Accounts payable           $ 1,668         (167)           -          1,501
Notes payable and
  long-term debt due
  within one year               31           (8)           -             23
Accrued income and
  other taxes                  409          (14)          53 (f)        448
Other accruals                 412           (6)           -            406
---------------------------------------------------------------------------
    Total Current
      Liabilities            2,520         (195)          53          2,378
Long-term debt               4,271            -            -          4,271
Accrued dismantlement,
  removal and
  environmental costs          684           (1)           -            683
Deferred income taxes        1,480            -          (55)(f)      1,425
Employee benefit
  obligations                  483           (3)           -            480
Other liabilities and
  deferred credits             564          (17)         150 (g)        697
---------------------------------------------------------------------------
Total Liabilities           10,002         (216)         148          9,934
---------------------------------------------------------------------------

COMPANY-OBLIGATED
  MANDATORILY REDEEMABLE
  PREFERRED SECURITIES
  OF PHILLIPS 66 CAPITAL
  TRUSTS I AND II              650            -            -            650
---------------------------------------------------------------------------

TOTAL COMMON
  STOCKHOLDERS' EQUITY       4,549         (347)         349          4,551
---------------------------------------------------------------------------
Total                      $15,201         (563)         497         15,135
===========================================================================
See Notes to Unaudited Pro Forma Financial Statements.




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


-----------------------------------------------------------------------------
NOTES TO UNAUDITED PRO FORMA                       PHILLIPS PETROLEUM COMPANY
FINANCIAL STATEMENTS


(a)   Adjustment to remove Phillips' Gas Gathering, Processing and Marketing
      (GPM) segment from consolidation.

(b)   Adjustment to include $19 million in earnings from Phillips'
      30.3 percent equity interest in Field Services. The estimate of 1999 earnings for Field Services is based upon pro forma financial results of Field Services as if Phillips' GPM segment and Duke Energy's gas gathering and processing business had been contributed to it on January 1, 1999. Earnings also include a $48 million adjustment for the amortization of the basis difference between the book value of Phillips' contribution to Field Services and its 30.3 percent interest in the equity of Field Services. This difference is expected to be amortized over 15 years. The tax on these adjustments to earnings was calculated at an estimated rate of 38 percent.

(c) The company estimates that if debt bearing an estimated interest rate of 7 percent had been paid off on January 1, 1999, using the $1.22 billion cash receipt, it would have increased 1999 pro forma net income by approximately $64 million. However, that benefit is not reflected as a pro forma adjustment since it is not directly attributable to the transaction presented.

(d) Adjustment to reflect Phillips' receipt of $1.22 billion in cash upon the closing of the transaction.

(e) Adjustment to reclassify loans and advances to GPM to investment in Field Services.

(f) Adjustment to taxes payable and deferred taxes as a result of the receipt of $1.22 billion from Field Services.

(g) Adjustment to reclassify the credit balance in the investment in Field Services from an asset to a liability. The credit balance is due to the $1.22 billion receipt of cash upon closing exceeding the net book value of the contributed GPM assets and liabilities.





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


(c) Exhibits.

99.1 Amended and Restated Limited Liability Company Agreement of Duke Energy Field Services, LLC, dated as of March 31, 2000, by and between Phillips Gas Company and Duke Energy Field Services Corporation.

99.2 Parent Company Agreement, dated as of March 31, 2000, by and among Phillips Petroleum Company, Duke Energy Corporation, Duke Energy Field Services, LLC, and Duke Energy Field Services Corporation.

99.3  Press Release, dated April 3, 2000.









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


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PHILLIPS PETROLEUM COMPANY



April 13, 2000                              /s/ Rand C. Berney
                                      -------------------------------------
                                                Rand C. Berney
                                         Vice President and Controller









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